SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report: (Date of earliest event reported): December 30, 1996

                               DI INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        TEXAS                                                  1-8226
(STATE OF INCORPORATION)                                (COMMISSION FILE NUMBER)

                                   74-2144774
                        (IRS EMPLOYER IDENTIFICATION NO.)

                            450 GEARS ROAD, SUITE 625
                              HOUSTON, TEXAS 77077
              (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  713/874-0202
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                (NOT APPLICABLE)
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS

        On December 31, 1996, DI Industries, Inc. a Texas corporation (the "Company"), completed the acquisition of the South Texas operating assets of Diamond M Onshore, Inc. ("Diamond M"), a wholly-owned subsidiary of Diamond Offshore Drilling, Inc., pursuant to a definitive asset purchase agreement. The assets were acquired by a wholly-owned subsidiary of the Company for approximately $26.0 million in cash based on arms length negotiations among the parties and consist of ten land drilling rigs, all of which are currently operating, 19 rig hauling trucks, a yard facility in Alice, Texas and various other equipment and drill pipe. The Company hired the majority of the personnel operating these assets. Diamond M utilized and the Company intends to utilize these assets in contract oil and gas land drilling services.

        The Company also entered into a loan facility (the "Facility") dated as of December 31, 1996, with Bankers Trust Company, ING (US) Capital Corporation and Nordlandsbanken AS, which provided the funds to acquire the assets of Diamond M. The Facility provides for an initial $35.0 million reducing revolving line of credit which reduces by $5.0 million each year until maturity on December 31, 1999. The Facility is secured by substantially all of the Company's assets and calls for quarterly interest payments on the outstanding balance at either LIBOR plus 3% or the lending institution's prime rate plus 2%. Additionally, the Facility contains customary affirmative and negative covenants. In connection with entering into the Facility, the Company utilized existing working capital to repay the $9.4 million balance outstanding under its previous term loan agreement.

ITEM 5.        OTHER EVENTS

        PRIVATE PLACEMENT

        On December 30, 1996, and in connection with closing the Facility, the Company completed a private placement of 1.75 million shares of the Company's common stock, par value $0.10 per share ("Common Stock"), for approximately $4.12 million to four funds managed by Wexford Management LLC ("Wexford"). The proceeds generated from this private placement were utilized to repay a $4.0 million note. The Company also agreed to issue more shares of Common Stock to the Wexford funds (the "Additional Wexford Shares") if, and to the extent that, the market value of the shares of Common Stock held by the Wexford funds on December 30, 1997, plus the net proceeds from any sale of the Common Stock by the Wexford funds prior to December 30, 1997 is, in total, less than $4.12 million. If such a shortfall in market value occurs, the number of Additional Wexford Shares to be issued will be determined by dividing the amount of the shortfall by the average closing price of the Common Stock in each of the ten trading days prior December 30, 1997, excluding from the ten trading days any day on which the Wexford funds or their affiliates offered or sold Common Stock on the American Stock Exchange or other principal securities market on which the Common Stock is then traded. The additional Wexford Shares will be issuable sooner than December 30, 1997, if, and promptly after, the Wexford funds dispose of all shares purchased by them in the private placement. The Company retained the option of paying any shortfall amount in cash rather than shares of Common Stock. Immediate shelf registration rights were also granted by the Company in connection with this private placement.

        FLOURNOY ACQUISITION

        The Company entered into a definitive asset purchase agreement dated as of December 31, 1996, to acquire the operating assets of Flournoy Drilling Company ("Flournoy") for approximately 12.43 million shares of Common Stock and assumption of approximately $800,000 of Flournoy's debt, which the Company will refinance at closing. The assets to be acquired include 13 land drilling rigs, 17 rig hauling trucks, a yard and office facility in Alice, Texas and various other equipment and drill pipe. The Company expects to offer employment to Flournoy's operating personnel. Mr. Lucien Flournoy, the founder of Flournoy, will join the Company's Board of Directors. The Company anticipates closing this acquisition by January 31, 1997, subject to review of the transaction by federal antitrust authorities, and satisfaction of other conditions contained in the definitive asset purchase agreement. The Company agreed to issue additional shares to Flournoy's shareholders (the "Additional Flournoy Shares") if, and to the extent that, the aggregate market value of one-half of the shares received by the Flournoy shareholders on the first anniversary date of the closing of the acquisition plus the gross proceeds from any sales of Common Stock by the Flournoy shareholders prior to the anniversary date is, in total, less than the product of $2.00 multiplied by one-half of the total number of shares of Common Stock received by the Flournoy shareholders. If such a shortfall in market value occurs, the number of Additional Flournoy Shares to be issued will be determined by dividing the amount of the shortfall by the average closing price of the Common Stock in each of the ten trading days prior to the first anniversary of the closing. During such ten trading day period, each of the Flournoy Shareholders will agree not to sell any shares received by them at closing. The Company will retain the option of paying any shortfall amount in cash rather than shares of Common Stock. Immediate shelf registration rights will be granted by the Company upon closing.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

        FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

        The following sets forth Diamond M Onshore, Inc.'s Statement of Net Assets of Certain Properties as of September 30, 1996 (Unaudited) and December 31, 1995, and of Revenues and Certain Expenses of Certain Properties for the Nine Months Ended September 30, 1996 (Unaudited) and the Year Ended December 31, 1995.

INDEPENDENT AUDITORS' REPORT

To the Management of Diamond Offshore
   Drilling, Inc. and Drillers, Inc.
Houston, Texas

We have audited the accompanying statement of net assets of certain properties of Diamond M Onshore, Inc. (the "Company"), a wholly owned subsidiary of Diamond Offshore Drilling, Inc., which are to be sold pursuant to the Asset Purchase Agreement (the "Agreement") between the Company and Drillers, Inc., dated as of November 12, 1996, as described in Note 1, as of December 31, 1995, and the related statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of Drillers, Inc. Material amounts, described in Note 1 to the financial statements, that would not be comparable to those resulting from the proposed future operations of the assets are excluded, and the statements are not intended to be a complete presentation of the revenues and expenses of the assets.

In our opinion, the above-mentioned financial statements present fairly, in all material respects, the net assets of certain properties of the Company, at December 31, 1995, which are to be sold pursuant to the Agreement referred to above, and the related statement of revenues and certain expenses, as defined above, for the year then ended, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

December 16, 1996

DIAMOND M ONSHORE, INC.

STATEMENTS OF NET ASSETS OF CERTAIN PROPERTIES
AS OF SEPTEMBER 30, 1996 (UNAUDITED) AND DECEMBER 31, 1995

                                                 SEPTEMBER 30,
                                                     1996           DECEMBER 31,
                                                 (UNAUDITED)           1995

RIG INVENTORY AND SUPPLIES ...............        $  220,319         $  223,609
                                                  ----------          ----------
DRILLING RIGS AND OTHER PROPERTY AND EQUIPMENT-
   Less accumulated depreciation of $10,149,715
   in 1996 and $9,580,830 in 1995 (See Note 2)     1,427,194          1,615,386
LAND .....................................            50,000             50,000
                                                  ----------          ----------
          Total ..........................          1,477,194          1,665,386
                                                  ----------          ----------
NET ASSETS ...............................         $1,697,513         $1,888,995
                                                  ----------          ----------
See notes to financial statements.

DIAMOND M ONSHORE, INC.

STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF CERTAIN PROPERTIES FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND FOR THE YEAR ENDED DECEMBER 31, 1995

                                              SEPTEMBER 30,
                                                   1996            DECEMBER 31,
                                               (UNAUDITED)            1995
REVENUES .................................   $   16,380,119       $ 19,926,381
                                             --------------       ------------
CERTAIN EXPENSES:
   Drilling ..............................       13,585,974         17,681,793
   Depreciation ..........................          568,885          1,125,106
   Other .................................          349,130            466,980
                                             --------------       ------------
          Total expenses .................       14,503,989         19,273,879
                                             --------------       ------------
REVENUES IN EXCESS OF CERTAIN EXPENSES ...    $   1,876,130        $   652,502
                                             --------------       ------------

See notes to financial statements.

DIAMOND M ONSHORE, INC.

NOTES TO THE FINANCIAL STATEMENTS OF CERTAIN PROPERTIES FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND FOR THE YEAR ENDED DECEMBER 31, 1995


1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

   BASIS OF PRESENTATION - The financial statements of certain properties of Diamond M Onshore, Inc. (the "Company"), a wholly owned subsidiary of Diamond Offshore Drilling, Inc. (the "Parent"), include only those accounts related to the assets to be sold to Drillers, Inc. ("DI"), pursuant to the Asset Purchase Agreement (the "Agreement"), dated as of November 12, 1996 between the Company and DI.

   In the opinion of management, all adjustments necessary for a fair presentation of the unaudited results for the nine months ended September 30, 1996 and the balances disclosed in footnote 4 are included. The results for interim periods are not necessarily indicative of results for the full year.

   The Company engages principally in the contract drilling of oil and gas wells primarily for independent and major integrated oil companies. The assets being acquired consist primarily of 10 land rigs currently deployed in Texas. All rigs are owned by the Company.

   Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statements are not representative of the actual operations for the period presented since certain indirect expenses have been excluded. Expenses excluded consist of interest, gain and/or loss on sales of rigs and drilling equipment and other insignificant costs not directly related to the acquired assets.

   USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets at the date of the financial statements and the reported amount of revenues and certain expenses during the reporting period. Actual results could differ from these estimates.

   RIG INVENTORY AND SUPPLIES - Inventories primarily consist of replacement parts and supplies held for use in the operations of the Company. Inventories are stated at the lower of cost or estimated value.

   DRILLING RIGS AND OTHER PROPERTY AND EQUIPMENT - Drilling rigs and other property and equipment are carried at cost. Maintenance and repairs are charged to income currently while betterments are capitalized.

   For financial reporting purposes, depreciation is provided on the straight-line method over the remaining estimated useful lives from the date the asset is placed into service. The estimated useful lives of the Company's land drilling rigs is 5 years. Other property and equipment are estimated to have useful lives ranging from 3 to 10 years.

   IMPAIRMENT OF LONG-LIVED ASSETS - The Company reviews its long-lived assets for impairment when changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

   In 1995, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used be reported at the lower of carrying amount or fair value. Assets to be disposed of and assets not expected to provide any future service potential to the Company are recorded at the lower of carrying amount or fair value less cost to sell. The adoption of SFAS No. 121 did not have a material effect on the Company's financial position or results of operations.

   REVENUE RECOGNITION - Income from dayrate drilling contracts is recognized currently. In connection with such drilling contracts, the Company may receive lump-sum fees for the mobilization of equipment and personnel. Mobilization costs and revenues are recognized currently.

   Income from turnkey contracts is recognized on the percentage of completion method. Provisions for future losses on turnkey contracts are recognized when it becomes apparent that contract drilling expenses to be incurred on a specific contract will exceed the revenue from the contract.

2. DRILLING RIGS AND OTHER PROPERTY AND EQUIPMENT

   Cost and accumulated depreciation of drilling rigs and other property and equipment are summarized as follows:

                                               SEPTEMBER 30,
                                                   1996            DECEMBER 31,
                                                (UNAUDITED)            1995

Drilling rigs and equipment ............       $  9,410,929        $  9,355,078
Trucks and automobiles .................          1,583,845           1,262,753
Buildings ..............................            553,290             553,290
Office equipment and other .............             28,845              25,095
                                               ------------        ------------
                                                 11,576,909          11,196,216
Less accumulated depreciation ..........        (10,149,715)         (9,580,830)
                                               ------------        ------------
Total ..................................       $  1,427,194        $  1,615,386
                                               ------------        ------------

3.  RELATED-PARTY TRANSACTIONS

    The Company is allocated general and administrative expenses by the Parent. The allocation amount was determined based on an estimated percentage of total costs attributable to the Company. The allocations, included in Other Expenses, were approximately $250,000 and $188,000 for the year ended December 31, 1995 and the period ended September 30, 1996 (unaudited), respectively. Management believes this allocation method is reasonable.

4.  OMITTED HISTORICAL EXPENSES (UNAUDITED)

    As discussed in footnote 1 interest as well as gain and/or loss on sales of rigs and drilling equipment are not directly related to the acquired assets and therefore have been excluded from the accompanying financial statements. Such excluded amounts approximated $1,100,000 and $21,000 (gain), respectively for the period ended December 31, 1995 and $342,000 and $0, respectively for the nine months ended September 30, 1996.

    PRO FORMA FINANCIAL INFORMATION

                               DI INDUSTRIES, INC.
              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

    The accompanying unaudited pro forma consolidated financial statements of DI Industries, Inc. (the "Company") are based upon the historical consolidated financial statements of the Company as of and for the nine months ended September 30, 1996 and for the year ended December 31, 1995. These historical financial statements have been adjusted for certain items as discussed in the notes to these unaudited pro forma consolidated financial statements.

    On December 31, 1996 the Company completed the acquisition of the South Texas operating assets of Diamond M Onshore, Inc. ("Diamond M"), a wholly owned subsidiary of Diamond Offshore Drilling, Inc., pursuant to a definitive asset purchase agreement. The Company acquired the assets for approximately $26 million in cash which includes ten land drilling rigs, all of which are currently operating, 19 rig hauling trucks, a yard and office facility in Alice, Texas and various other drill pipe and equipment.

    The Company also entered into a loan facility (the "Facility") dated as of December 31, 1996 with Bankers Trust Company, ING (US) Capital Corporation and Nordlandsbanken AS which provided the funds to acquire the assets of Diamond M. The Facility provides for an initial $35 million reducing revolving line of credit which reduces by $5.0 million each anniversary date until maturity on December 31, 1999. The Facility is secured by substantially all of the Company's assets and calls for quarterly interest payments on the outstanding balance at either LIBOR plus 3% or the lending institution's prime rate plus 2%. Prior to and as a condition of closing the Facility, the Company paid off its existing credit facility with Nordlandsbanken AS in the amount of approximately $9.5 million.

    In connection with closing the Facility, the Company also completed a private placement of 1.75 million shares of the Company's common stock for approximately $4.12 million to four funds managed by Wexford Management LLC. These proceeds were utilized to repay a $4.0 million note plus accrued interest of $132,000. The Company also agreed to issue more shares of the Company's common stock to the extent the Wexford funds hold value less than $4.12 million on the one-year anniversary date of the issuance.

    On August 29, 1996 the Company closed two separate transactions (collectively the "Mergers") resulting in a $25 million equity infusion and the acquisition of deep drilling equipment.

    In the first transaction, R. T. Oliver, Inc. ("RTO") and Land Rig Acquisition Corporation ("LRAC") merged into a new subsidiary of the Company with the capital stock of RTO and LRAC being exchanged for 39,423,978 shares of the Company's common stock. In addition, warrants were issued to acquire up to 1,720,000 additional shares of DI common stock, the exercise of which is contingent upon the occurrence of certain events. Subsequently, warrants representing 1,000,000 shares have been canceled. This transaction resulted in the acquisition of 18 inactive, deep capacity land drilling rigs which includes five 3,000 horsepower and nine 2,000 horsepower land rigs which are rated for depths of 25,000 feet or greater.

    In the second transaction, Somerset Investment Corp. ("Somerset"), was merged into the Company. The stock Somerset was exchanged for 39,423,978 shares of DI common stock and warrants to acquire up to 1,720,000 shares of DI common stock, the exercise of which is contingent upon the occurrence of certain events. Subsequently, warrants representing 1,000,000 shares have been canceled. This merger transaction resulted in a $25 million equity infusion into the Company.

    On June 24, 1996, the Company closed a transaction whereby it sold all of the operational assets of Western Oil Well Service Co. ("Western"), a wholly-owned subsidiary of the Company, for $3.95 million in cash. Western provided oil and gas well workover services principally in Montana, Utah and North Dakota. Pursuant to the sale, the buyer assumed all of Western's existing leases, primarily for vehicles, which totaled $251,000 at closing. The Company recorded a gain of $2.8 million in the second quarter of 1996 as a result of the sale. This gain is not reflected in the attached unaudited pro forma consolidated financial statements as the gain was non recurring in nature.

    The unaudited pro forma balance sheet assumes the Diamond M acquisition, the borrowing under the Facility and related events occurred on September 30, 1996. The sale of the Western assets and the Mergers occurred prior to September 30, 1996 and are included in the historical unaudited balance sheet as of September 30, 1996. The unaudited pro forma statements of operations assume all of the above transactions occurred on January 1, 1995 for the year ended December 31, 1995 pro forma statement of operations and for the nine months ended September 30, 1996 proforma statement of operations.

    The unaudited pro forma financial statements should be read in conjunction with the (i) unaudited consolidated financial statements of the Company included in the Company's report on Form 10-Q as of and for the period ended September 30, 1996, (ii) the financial statements of the Company included in the Company's report on Form 10-K/A as of and for the year ended December 31, 1995, and (iii) the Statements of Net Assets of Certain Properties of Diamond M Onshore, Inc. as of September 30, 1996 (Unaudited) and December 31, 1995 and of Revenues and Certain Expenses of Certain Properties of Diamond M Onshore, Inc. for the Nine Months Ended September 30, 1996 (Unaudited) and the Year Ended December 31, 1995 included under Item 7 to this Form 8-K. Pro forma financial data is not necessarily indicative of future operations of the Company due to numerous factors, including changes in utilization rates for drilling rigs, changes in the rates received for drilling services and future equipment sales and acquisitions. In addition, the results of operations for the nine month period ending September 30, 1996, if annualized, are not necessarily indicative of annual results.

                               DI INDUSTRIES, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               September 30, 1996
                                 (In thousands)

                                                                              DIAMOND
                                                                             PRO FORMA
                                                            HISTORICAL      ADJUSTMENTS     PRO FORMA
ASSETS                                                      ----------      ------------    ---------
Current assets:
    Cash and cash equivalents ...........................   $  24,081       $  (9,481)(a)   $  12,488
                                                                 --             4,120 (b)          --
                                                                 --            (4,132)(c)          --
                                                                 --            (2,100)(d)          --
    Restricted cash - insurance deposits ................       1,000            --             1,000
    Accounts receivable, net of allowance of$ 2,099 .....      16,936            --            16,936
    Rig inventory and supplies ..........................       2,435            --             2,435
    Assets held for sale ................................       2,299            --             2,299
    Prepaids and other current assets ...................       4,840            --             4,840
                                                            ---------       ---------       ---------
        Total current assets ............................      51,591         (11,593)         39,998
                                                            ---------       ---------       ---------
Property and equipment:
    Land, buildings and improvements ....................       3,296            --             3,296
    Drilling and well service equipment .................      65,958          26,000(d)       91,958
    Furniture and fixtures ..............................       1,118            --             1,118
                                                            ---------       ---------       ---------
                                                               70,372          26,000          96,372
    Less:  Accumulated depreciation and amortization ....     (17,735)           --           (17,735)
                                                            ---------       ---------       ---------
        Net property and equipment ......................      52,637          26,000          78,637
                                                            ---------       ---------       ---------
Other noncurrent assets .................................         277           1,100(d)        1,377
                                                            ---------       ---------       ---------
                                                            $ 104,505       $  15,507       $ 120,012
                                                            =========       =========       =========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current maturities of long-term debt ................   $   6,942       $  (2,361)(a)   $     581
                                                                 --            (4,000)(c)        --
    Trade accounts payable ..............................       9,460            --             9,460
    Accrued workers' compensation .......................       3,150            --             3,150
    Payroll and related employee costs ..................       2,858            --             2,858
    Customer advances ...................................         623            --               623
    Other accrued liabilities ...........................       3,404             (37)(a)       3,235
                                                                 --              (132)(c)        --
                                                            ---------       ---------       ---------
        Total current liabilities .......................      26,437          (6,530)         19,907
                                                            ---------       ---------       ---------
Long-term debt less current maturities ..................       8,663          (7,083)(a)      26,580
                                                                 --            25,000(d)         --
Other long-term liabilities and minority interest .......       4,157            --             4,157
                                                            ---------       ---------       ---------
Series A Preferred stock - mandatory redeemable .........         764            --               764
                                                            ---------       ---------       ---------
Commitments and contingent liabilities
Stockholders' equity:
    Common stock, $.10 par value; 300,000 shares
        authorized; 117,730 issued and outstanding ......      11,772             175(b)       11,947
    Additional paid-in capital ..........................      88,306           3,945(b)       92,251
    Deficit .............................................     (35,190)           --           (35,190)
    Cumulative translation adjustments ..................        (404)           --              (404)
                                                            ---------       ---------       ---------
        Total stockholders' equity ......................      64,484           4,120          68,604
                                                            ---------       ---------       ---------
                                                            $ 104,505       $  15,507       $ 120,012
                                                            =========       =========       =========

       SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS.

                               DI INDUSTRIES, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      For the Year Ended December 31, 1995
                      (In Thousands Except Per Share Data)

                                                      WESTERN      MERGERS                          DIAMOND
                                       HISTORICAL    PRO FORMA    PRO FORMA             HISTORICAL PRO FORMA
                                          DI        ADJUSTMENTS  ADJUSTMENTS PRO FORMA   DIAMOND  ADJUSTMENTS  PRO FORMA
                                      -----------   -----------  ----------- ---------  --------- -----------  ---------
Revenues:
   Contract drilling ...............  $  94,709      $(7,164)(e)  $--        $  87,545   $19,926  $  --        $ 107,471
                                      ---------      -------      -----      ---------   -------  -------      ---------
Costs and expenses:
   Drilling operations .............     93,825       (6,056)(e)    113(f)      87,882    17,682     --          105,564
   Depreciation, depletion and
      amortization .................      4,832         (339)(e)   --            4,493     1,125    3,132(h)       8,750
   Provision for SFAS #121 asset
      impairment ...................      5,290         --         --            5,290      --       --            5,290
   General and administrative ......      3,555         (300)(e)   --            3,255       467     (217)(i)      3,505
                                      ---------      -------      -----      ---------   -------  -------      ---------
      Total costs and expenses .....    107,502       (6,695)       113        100,920    19,274    2,915        123,109
                                      ---------      -------      -----      ---------   -------  -------      ---------
Operating income (loss) ............    (12,793)        (469)      (113)       (13,375)      652   (2,915)       (15,638)
                                      ---------      -------      -----      ---------   -------  -------      ---------
Other income (expense):
   Interest income .................        292         --         --              292      --       --              292
   Interest expense ................     (1,472)        8(e)       --           (1,464)     --     (1,342)(j)     (2,806)
   Gain (loss) on sale of assets            466       (17)(e)      --              449      --       --              449
   Minority interest and other .....        (56)        --         --              (56)     --       --              (56)
   Gain on currency exchange .......        888         --         --              888      --       --              888
                                      ---------      -------      -----      ---------   -------  -------      ---------
      Other income (expense), net ..        118           (9)      --              109      --     (1,342)        (1,233)
                                      ---------      -------      -----      ---------   -------  -------      ---------
Net loss from continuing operations     (12,675)        (478)      (113)       (13,266)      652   (4,257)       (16,871)

Discontinued operations:
   Loss from oil and gas operations          (4)        --         --               (4)     --       --               (4)
   Loss from sale of oil and gas
      properties ...................       (768)        --         --             (768)     --       --             (768)
                                      ---------      -------      -----      ---------   -------  -------      ---------
   Loss from discontinued
      operations ...................       (772)        --         --             (772)     --       --             (772)
                                      ---------      -------      -----      ---------   -------  -------      ---------
Net loss before income taxes .......    (13,447)        (478)      (113)       (14,038)      652   (4,257)       (17,643)

Income taxes
                                      ---------      -------      -----      ---------   -------  -------      ---------
Net loss ...........................  $ (13,447)     $  (478)     $(113)     $ (14,038)  $   652  $(4,257)     $ (17,643)
                                      =========      =======      =====      =========   =======  =======      =========
Loss per common share:
   Loss from continuing
      operations ...................  $   (0.33)                                                               $   (0.14)
   Loss from discontinued
      operations ...................      (0.02)                                                                   (0.01)
                                      ---------                                                                ---------
Net loss per common share ..........  $   (0.35)                                                               $   (0.15)
                                      =========                                                                =========
Weighted average common
   shares outstanding ..............     38,669                                                                  119,267
                                      =========                                                                =========

       SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS.

                               DI INDUSTRIES, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                  For the Nine Months Ended September 30, 1996
                      (In Thousands Except Per Share Data)

                                                    WESTERN       MERGERS                              DIAMOND
                                       HISTORICAL   PRO FORMA    PRO FORMA               HISTORICAL   PRO FORM
                                           DI      ADJUSTMENTS  ADJUSTMENTS   PRO FORMA   DIAMOND   ADJUSTMENTS   PRO FORMA
                                       ----------  -----------  -----------   ---------  ---------- -----------   ---------
Revenues:
   Contract drilling ................   $ 61,316    $(3,206)(e)   $--         $ 58,110    $16,380   $  --         $  74,490
                                        --------    -------       -----       --------    -------   -------       ---------
Costs and expenses:
   Drilling operations ..............     57,205     (3,029)(e)      84(f)      54,260     13,586      --            67,846
   Depreciation, depletion and
      amortization ..................      3,380       (117)(e)    --            3,263        569     2,349(h)        6,181
   General and administrative .......      2,672       (254)(e)    --            2,418        349      (162)(i)       2,605
      Employment severance ..........        602       --          --              602       --        --               602
                                        --------    -------       -----       --------    -------   -------       ---------
      Total costs and expenses ......     63,859     (3,400)         84         60,543     14,504     2,187          77,234
                                        --------    -------       -----       --------    -------   -------       ---------
Operating income (loss) .............     (2,543)       194         (84)        (2,433)     1,876    (2,817)         (2,744)
                                        --------    -------       -----       --------    -------   -------       ---------
Other income (expense):
   Interest income ..................        149       --          --              149       --        --               149
   Interest expense .................       (788)      4(e)        --             (784)      --      (1,102)(j)      (1,886)
   Gain (loss) on sale of assets ....      2,972     (2,775)(e)    --              197       --        --               197
   Minority interest and other ......         51       --          --               51       --        --                51
                                        --------    -------       -----       --------    -------   -------       ---------
      Other income (expense), net ...      2,384     (2,771)       --             (387)      --      (1,102)         (1,489)
                                        --------    -------       -----       --------    -------   -------       ---------
Net income (loss) from continuing
   operations .......................       (159)    (2,577)        (84)        (2,820)     1,876    (3,289)         (4,233)

Income taxes ........................       --         --          --             --         --        --              --

Net income (loss) ...................       (159)    (2,577)        (84)        (2,820)     1,876    (3,289)         (4,233)
Series B Preferred stock subscription
   dividend requirement .............       (400)      --           400(g)        --         --        --              --
                                        --------    -------       -----       --------    -------   -------       ---------
Net income (loss) applicable to
   common stock .....................   $   (559)   $(2,577)      $(316)      $ (2,820)   $ 1,876   $(3,289)      $  (4,233)
                                        ========    =======       =====       ========    =======   =======       =========
Net loss per common share ...........   $ (0.01)                                                                  $   (0.04)
                                        ========                                                                  =========
Weighted average common shares
   outstanding ......................     48,812                                                                    119,481
                                        ========                                                                  =========

       SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS.

                               DI INDUSTRIES, INC.
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION

     The following sets forth the explanations and assumptions used in preparing the unaudited pro forma balance sheet of DI Industries, Inc. (the "Company") as of September 30, 1996 and the unaudited pro forma consolidated statements of operations for the year ended December 31, 1995 and the nine months ended September 30, 1996.

     The unaudited pro forma financial statements should be read in conjunction with the (i) unaudited consolidated financial statements of the Company included in the Company's report on Form 10-Q as of and for the period ended September 30, 1996, (ii) the financial statements of the Company included in the Company's report on Form 10-K/A as of and for the year ended December 31, 1995, and (iii) the Statements of Net Assets of Certain Properties of Diamond M Onshore, Inc. as of September 30, 1996 (Unaudited) and December 31, 1995 and of Revenues and Certain Expenses of Certain Properties of Diamond M Onshore, Inc. for the Nine Months Ended September 30, 1996 (Unaudited) and the Year Ended December 31, 1995 included under Item 7 to this Form 8-K. Pro forma financial data is not necessarily indicative of future operations of the Company due to numerous factors, including changes in utilization rates for drilling rigs, changes in the rates received for drilling services and future equipment sales and acquisitions. In addition, the results of operations for the nine month period ending September 30, 1996, if annualized, are not necessarily indicative of annual results.

(2)  ADJUSTMENT TO THE HISTORICAL FINANCIAL STATEMENTS

     The accompanying unaudited pro forma balance sheet assumes the Diamond M acquisition, the borrowing under the Facility and related events occurred on September 30, 1996. The sale of the Western assets and the Mergers occurred prior to September 30, 1996 and are included in the historical unaudited balance sheet as of September 30, 1996. The unaudited pro forma statements of operations assume all of the above transactions occurred on January 1, 1995 for the year ended December 31, 1995 pro forma statement of operations and for the nine months ended September 30, 1996 proforma statement of operations.

     The following assumptions and pro forma adjustments have been made to the historical balance sheet of the Company:

     (a) To reflect the payment of the Nordlandsbanken AS existing credit facility and accrued interest.

     (b) To reflect the private placement of 1.75 million shares of the Company's common stock.

     (c) To reflect the payoff of the $4.0 million short term loan plus accrued interest.

     (d) To reflect the purchase of the Diamond M assets and the borrowings under the new Facility and the payment of the estimated costs of the loan transaction which are capitalized as other non current assets.

     The following assumptions and pro forma adjustments have been made to the historical statements of operations of the Company:

     (e) To reflect the effect on the revenue and expenses items of the Company due to the sale of the operational assets of Western.

     (f) To adjust operating expense for the estimated cost to store the rigs acquired in the Mergers.

     (g) To provide for the liquidation of the Series B preferred stock subscription and related dividend requirement in connection with the Mergers.

     (h) To reflect the additional depreciation expense associated with the acquisition of the Diamond M assets and the amortization of the deferred loan costs associated with the Facility. Pro forma depreciation was calculated on a straight line basis over the estimated useful lives of the property. Pro Forma amortization is calculated on a straight line basis over the term of the Facility.

     (i) To reflect the elimination of general and administrative expenses of Diamond M allocated by its Parent, Diamond Offshore Drilling, Inc. less the additional general and administrative expenses estimated by the Company for an additional corporate accounting employee.

     (j) To reflect the estimated additional interest expense associated with the borrowings under the Facility to purchase the Diamond M assets less the reduction in interest expense for elimination of the $4 million dollar term loan and the payment of the Company's term loan with Nordlandsbanken AS.

     EXHIBITS

     The following exhibits are filed with the Form 8-K in accordance with the provisions of Item 601 of Regulation S-K promulgated under the Securities Act of 1933, as amended:

2.1 Asset Purchase Agreement dated November 12, 1996, between Diamond M Onshore, Inc. and Drillers, Inc. (the "Asset Purchase Agreement").

2.2 Letter Agreement dated December 31, 1996, between Diamond M Onshore and Drillers, Inc. amending the Asset Purchase Agreement.

10.1 Stock Purchase Agreement dated as of December 28, 1996, between DI Industries, Inc., and Wexford Special Situations 1996, L.P., Wexford-Euris Special Situations 1996, L.P., Wexford Special Situations 1996 Institutional, L.P. and Wexford Special Situations 1996 Limited.

99.1 Senior Secured Reducing Revolving Credit Agreement dated as of December 31, 1996, among DI Industries, Inc. and Drillers, Inc. (as borrowers), DI International, Inc. (as guarantor), Bankers Trust Company (as agent and administrative agent)and ING (US) Capital Corporation (as co-agent).

                            [Signature Page Follows]

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 13, 1997

                                            DI INDUSTRIES, INC.

                                            By: /s/ T. SCOTT O'KEEFE
                                                    T. Scott O'Keefe,
                                                    Senior Vice President and
                                                    Chief Financial Officer

     EXHIBITS

     The following exhibits are filed with the Form 8-K in accordance with the provisions of Item 601 of Regulation S-K promulgated under the Securities Act of 1933, as amended:

2.1 Asset Purchase Agreement dated November 12, 1996, between Diamond M Onshore, Inc. and Drillers, Inc. (the "Asset Purchase Agreement").

2.2 Letter Agreement dated December 31, 1996, between Diamond M Onshore and Drillers, Inc. amending the Asset Purchase Agreement.

10.1 Stock Purchase Agreement dated as of December 28, 1996, between DI Industries, Inc., and Wexford Special Situations 1996, L.P., Wexford-Euris Special Situations 1996, L.P., Wexford Special Situations 1996 Institutional, L.P. and Wexford Special Situations 1996 Limited.

99.1 Senior Secured Reducing Revolving Credit Agreement dated as of December 31, 1996, among DI Industries, Inc. and Drillers, Inc. (as borrowers), DI International, Inc. (as guarantor), Bankers Trust Company (as agent and administrative agent) and ING (US) Capital Corporation (as co-agent).